EXHIBIT 23.1
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                       CONSENT OF CHARTERED ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-63480) and Forms S-8 (File Nos. 33-26694, 33-56557, 333-88391, 333-57912, and 333-68180) of Constellation Brands, Inc. of
our report dated March 6, 2003, except for notes 37 and 38 for which the date is April 23, 2003, relating to the financial statements of BRL Hardy Limited, which appears in this Current Report on Form 8-K/A-2 of Constellation Brands, Inc. filed on July 17, 2003. We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form S-3 (File No. 333-63480).

/s/ PricewaterhouseCoopers

Adelaide, Australia
July 17, 2003